                                                                    EXHIBIT 10.3


                                  CDNOW, INC.
                          INVESTORS' RIGHTS AGREEMENT

                                  CDNOW, INC.
                          INVESTORS' RIGHTS AGREEMENT

                               TABLE OF CONTENTS



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
1. RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
   REGISTRATION RIGHTS.....................................................  2

   1.1  Certain Definitions................................................  2
   1.2  Restrictions on Transfer...........................................  6
   1.3  Requested Registration.............................................  7
   1.4  Company Registration...............................................  9
   1.5  Expenses of Registration........................................... 10
   1.6  Registration on Form S-3........................................... 11
   1.7  Registration Procedures............................................ 12
   1.8  Indemnification.................................................... 14
   1.9  Information by Holder.............................................. 16
   1.10 Limitations on Subsequent Registration Rights...................... 16
   1.11 Rule 144 Reporting................................................. 16
   1.12 Transferor Assignment of Rights.................................... 17
   1.13 Market-Stand-Off Agreement......................................... 17
   1.14 Allocation of Registration Opportunities........................... 17

2. COVENANTS OF THE COMPANY................................................ 18

   2.1  Right of First Refusal............................................. 18

3. COVENANTS OF CERTAIN PARTIES............................................ 20

   3.1  Termination........................................................ 20
   3.2  Co-Sale............................................................ 20
   3.3  Key Person Life Insurance.......................................... 21
   3.4  Obligations........................................................ 21
   3.5  Election of Directors.............................................. 21

4. MISCELLANEOUS........................................................... 23

   4.1  Governing Law...................................................... 23
   4.2  Successors and Assigns............................................. 23
   4.3  Entire Agreement; Amendment; Waiver................................ 23
   4.4  Notices, etc....................................................... 23

                                      -i-
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
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
4.5  Delays or Omissions..................................................  23
4.6  Rights; Separability.................................................  23
4.7  Information Confidential.............................................  24
4.8  Titles and Subtitles.................................................  24
4.9  Counterparts.........................................................  24

                                  CDNOW, INC.
                          INVESTORS' RIGHTS AGREEMENT


          This Investors' Rights Agreement (this "Agreement") is made and entered into as of the 15th day of July, 1997, by and among CDnow, Inc., a Pennsylvania corporation (the "Company"), Jeffrey McClusky, Anthony Lucenti and William Brennan (collectively, the "MBL Individuals"), MBL Entertainment, Inc., an Illinois corporation ("MBL" and together with the MBL Individuals, the "MBL Shareholders") and Alan Meltzer ("Meltzer" and together with the MBL Shareholders, the "Minority Shareholders"), Keystone Venture IV, L.P. ("Keystone"), and together with the Minority Shareholders, the "Initial Securityholders"), the persons who shall become additional securityholders in the Company and signatories to this Agreement on or before the Second Closing (as hereinafter defined) to be set forth on Exhibit A hereto (the "Additional Securityholders"), Jason and Matthew Olim (collectively, the "Olims") and Alex. Brown & Sons Incorporated (the "Agent") who shall become an additional signatory with the Additional Securityholders. The Initial Securityholders, the Additional Securityholders and Agent are collectively referred to hereinafter as the "Securityholders."

                                    Recitals

          WHEREAS, the Minority Shareholders own Common Stock of the Company and Meltzer owns a Warrant to subscribe for Common Stock of the Company dated December 6, 1996 (the "Meltzer Warrant") , the Minority Shareholders possess certain voting, preemptive, tag-along and other rights pursuant to a Stock Purchase and Shareholders' Agreement among the Minority Shareholders, the Company, the Olims and Milo Productions, Inc., a Pennsylvania corporation (the "Shareholders' Agreement") and possess certain registration and other rights pursuant to a Registration Rights Agreement for Common Stock dated December 6, 1996 among the Company, the Olims and the Minority Shareholders (the "1996 Agreement") and the Minority Shareholders desire to terminate the 1996 Agreement and certain provisions of the Shareholders' Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Shareholders' Agreement and the 1996 Agreement;

          WHEREAS, Keystone is a party to the Stock Purchase Agreement dated the date hereof whereby Keystone's obligation to purchase (on the date hereof) the Company's Series A Convertible Preferred Stock is conditioned upon the execution and delivery by the Initial Securityholders of this Agreement;

          NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and, intending to be legally bound, the parties hereto agree as follows:

      1. RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; REGISTRATION RIGHTS.

          1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

               "Agent" shall mean Alex. Brown & Sons Incorporated, the Company's exclusive agent in connection with the sale of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock.

               "Agent Warrant" shall mean the five year noncancelable warrant to purchase Series B Convertible Preferred Stock issued to Agent by the Company on the date of the sale of the Series B Preferred Stock.

               "Articles" shall mean the Company's Amended and Restated Articles of Incorporation as amended on July 15, 1997.

               "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

               "Common Stock" means the Common Stock, no par value, of the Company.

               "Conversion Shares" means shares of Common Stock issued or issuable upon exercise of the Meltzer Warrant.

               "Co-Sale Securities" shall mean (i) shares of Common Stock issued pursuant to the conversion of the Shares including the conversion of the Series B Conversion Shares; (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above and (iii) and (iv) below; (iii) issued Conversion Shares; and (iv) shares of Common Stock owned by the Minority Shareholders on the First Closing Date.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

               "First Closing" shall mean the closing of the sale of shares of the Com pany's Series A Convertible Preferred Stock.

               "First Closing Date" shall mean the date of the closing of the sale of shares of the Company's Series A Convertible Preferred Stock.

               "Holder" shall mean any Investor and any Other Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 1.2 and Section 1.12 hereof.

               "Initiating Holders" shall mean any Holder or Holders (excluding Other Investors and their permitted transferees other than Investors) who in the aggregate hold not less than fifty percent (50%) of the outstanding Registrable Securities.

               "Investors" shall mean the Agent and all persons who purchased Shares pursuant to the Stock Purchase Agreement.

               "Minority Rights Holders" shall mean the Holders excluding, Investors, and their permitted transferees (such permitted transferees to exclude Minority Rights Holders and their permitted transferees).

               "Minority Shareholder Registrable Securities" shall mean Conversion Shares and shares of Common Stock owned by Minority Shareholders on the First Closing Date; and any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Conversion Shares and shares of Common Stock.

               "Other Investors" shall mean collectively, the Minority Shareholders.

               "Pro Rata Share" shall mean for each Holder the ratio of (A) the number of shares of Common Stock owned by such Holder immediately prior to the issuance of New Securities assuming full conversion of the Shares and exercise of any warrant to acquire Common Stock or Shares of the Company held by such Holder, to (B) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities assuming full conversion of the Shares and the exercise of all outstanding rights, options and warrants to acquire Common Stock or Shares of the Company.

               "Pro Rata Co-Sale Share" shall mean for each Holder the ratio of
(A) the number of shares of Common Stock owned by such Holder immediately prior to the sale of Co-Sale Securities, assuming full conversion of the Shares and exercise of any warrant to acquire Common Stock or Shares of the Company held by such Holder, to (B) the total number of shares of Common Stock owned by all Holders immediately prior to the sale of Co-Sale Securities, assuming full conversion of the Shares and the exercise of all outstanding rights, options and warrants to acquire Common Stock or Shares of the Company held by such Holders.

               "Qualified Public Offering" shall mean the initial public offering of the Company's Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, where (A) the offering is firmly underwritten at a price per share to the public which is equal to or greater than 200% of the "Series A Conversion Factor" prior to the issuance of Series B Preferred Stock and after such issuance, the "Series B Conversion Factor" (as such terms are defined in Article 4 of the Articles) in effect immediately prior to such offering, (B) the aggregate gross proceeds received by the Company exceeds $20 million, and (C) the Company's Common

Stock has been approved for listing or quotation on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market.

          "Registrable Securities" shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares; (ii) shares of Common Stock issued or issuable pursuant to the conversion of the Series B Conversion Shares; (iii) Conversion Shares; (iv) shares of Common Stock owned by the Minority Shareholders on the First Closing Date; and (v) any Common Stock or other security exchangeable or convertible into Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) through (iv) above, provided, however, that Registrable Securities shall not include any shares of Common Stock (x) which are then already registered, (y) which have been sold to the public either pursuant to a registration under the Securities Act or Rule 144 or
(z) so long as the Common Stock is listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, which can be sold pursuant to Rule 144 under the Securities Act without restrictions as a result of volume limitations.

          The terms "register," "registered" and "registration" shall refer to a reg istration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

          "Restricted Securities" shall mean any Registrable Securities required to bear the legend set forth in Section 1.2(b) hereof.

          "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          "Second Closing" shall mean the closing of the sale of shares of the Company's Series B Convertible Preferred Stock.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

          "Series A Conversion Stock" shall mean the Common Stock issued or issuable upon conversion of the Series A Preferred Stock.

          "Series B Conversion Stock" shall mean the Common Stock issued or issuable upon conversion of the Series B Preferred Stock.

          "Series A Preferred Stock" shall mean the Series A Convertible Preferred Stock, no par value of the Company.

          "Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock, no par value of the Company, including the Series B Conversion Shares.

          "Shares" shall mean the Company's Series A Preferred Stock and Series B Preferred Stock.

          "Series B Conversion Shares" shall mean shares of Series B Preferred Stock issued or issuable upon exercise of the Agent Warrant.

          "Series A Registrable Securities" shall mean the shares of Common Stock issued or issuable pursuant to the conversion of the Series A Preferred Stock and any Common Stock issued as a dividend or other distribution with respect thereto or in exchange for or replacement thereof.

          "Series B Registrable Securities" shall mean the shares of Common Stock issued or issuable pursuant to the conversion of the Series B Preferred Stock and any Common Stock issued as a dividend or distribution with respect thereto or in exchange for or replacement thereof.

          "Stock Purchase Agreement" shall mean the Stock Purchase Agreement among Keystone, the Additional Securityholders and the Olims dated as of the First Closing Date and each Subsequent Closing Date.

          1.2  Restrictions on Transfer.

                   (a) Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 1.2, provided and to the extent such Section is then applicable, and:

                       (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                       (ii) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel or prior notice for transactions made pursuant to Rule 144.

                       (iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or retired partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (D) in the case of Minority Shareholders, to another Minority Shareholder or (E) to a family member of a Holder (which shall include the spouse's parents of such Holder) or trust for the benefit of an individual Holder or any of such Holder's family members, provided the transferee will be subject to the terms of this Section 1.2 to the same extent as if such transferee were an original Holder hereunder.

               (b) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

          (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel at such Holder's expense (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

          (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     1.3  Requested Registration.

          (a) Request for Registration. If the Company shall receive from Initiating Holders at any time or times not earlier than the earlier of (i) two years after the date of this Agreement or (ii) one hundred and eighty (180) days after the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities the aggregate proceeds of which (after deduction for underwriter's discounts and expenses related to the issuance) exceed $10,000,000 the Company shall:

              (i) promptly give written notice of the proposed registration to all other Holders; and

              (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

          The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.3:

                    (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (B) After the Company has initiated two such registrations pursuant to this Section 1.3(a) (counting for these purposes only registrations which have been declared or ordered effective and pursuant to which securities have been sold and registrations which have been withdrawn by the Holders as to which the Holders have not elected to bear the Registration Expenses pursuant to Section 1.5 hereof and would, absent such election, have been required to bear such expenses);

                    (C) During the period starting with the date thirty (30) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred twenty (120) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                    (D) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 1.6 hereof,

                    (E) If the Initiating Holders do not request that such offering be underwritten by underwriters selected by the majority in interest of the Initiating Holders (subject to the consent of the Company, which consent will not be unreasonably withheld); or

                    (F) If the Company and the majority in interest of the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (E) above to underwrite the offer.

          (b) Subject to the foregoing clauses (A) through (F), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing (except as provided in clause (C) above) for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

     The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 1.3(b) and 1.14 hereof, include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

          (c)  Underwriting. The right of any Holder to registration pursuant to
Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

          (d) Procedures. If the Company shall request inclusion in any registration pursuant to Section 1.3 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 1.3, such inclusion shall be conditioned upon the further applicable provisions of this Section 1 (including Sections 1.13 and 1.14). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.14 hereof. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.3(d), then the Company shall offer to all holders who have retained rights to include securities in the registration the right to include ad ditional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 1.14.

     1.4  Company Registration.

              (a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 1.3 hereof), other than a registration relating solely to employee benefit plans, or a registration relating to a corporate reorganization or other transaction under Rule 145, or a registration on any registration form that does not permit secondary sales, the Company will:

                   (i)   promptly give to each Holder written notice thereof;
and

                   (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.4(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within twenty (20) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder's Registrable Securities.

          (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.4(a)(i). In such event, the right of any Holder to registration pursuant to this Section 1.4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

          Notwithstanding any other provision of this Section 1.4, if the representative of the underwriters advises the Company in writing that a limitation on the number of shares to be underwritten is required because the total number of shares to be included in the registration exceeds the maximum number of shares specified by the representative that may be distributed without materially adversely affecting the price of such shares, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 1.14. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 1.14 hereof.

          1.5 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.4 and 1.6 hereof, and the first two registrations pursuant to Section
1.3 hereof and reasonable fees of one counsel for the selling stockholders in the case of registrations pursuant to Section 1.3 shall be borne by the Company; provided, however, that if the Holders bear the Registration Expenses for any registration proceeding begun pursuant to Section 1.3 and such registration proceeding is subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.3 hereof. Furthermore, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section 1.3, such registration shall not be treated as a counted registration for purposes of Section 1.3 hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf, as shall any other expenses in connection with the registration required to be borne by the Holders of such securities.

          1.6  Registration on Form S-3.

                   (a) After its initial public offering ("IPO"), the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms pursuant to Rule 415 promulgated under the Securities Act or any successor rule thereto. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1, any Holder of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided, however, that the Company shall not be obligated to effect any such registration (i) for Holders of Minority Shareholder Registrable Securities (A) unless the IPO is an offering for equity securities in which gross proceeds to the Company therefrom are at least $20,000,000 or (B) more than once; (ii) for Holders of Series A Convertible Securities (A) unless such Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell such securities at an aggregate price to the public of less than $500,000 or (B) in a given 12 month period the Company has previously effected one such registration for such Holders; (iii) for Holders of Series B Convertible Securities (A) unless such Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell such securities at an aggregate price to the public of less than $500,000 or (B) in a given 12 month period the Company has previously effected one such registration for such Holders; or (iv) in the event that the Company shall furnish the certification described in Section 1.3(a)(ii) (but subject to the limitations set forth therein and excluding the Company's rights under Section 1.3(a)(ii)(B)).

                   (b) If a request complying with the requirements of Section 1.6(a) hereof is delivered to the Company, the provisions of Sections 1.3(a)(i) and (ii) (but excluding the Company's rights under Section 1.3(a)(ii)(B)) and
Section 1.3(b) hereof shall apply to such registration. If, pursuant to Section 1.3(b), the Company defers any registration pursuant to a request complying with the requirements of Section 1.6(a), such deferral shall not effect an elimination of the requesting Holder's rights under Section 1.6(a). If the registration is for an underwritten offering, the provisions of Sections 1.3(c) and 1.3(d) hereof shall apply to such registration.

          1.7 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

          (a) Keep such registration effective for a period of two hundred seventy (270) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 270-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 270-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

          (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

          (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

          (e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

              (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

              (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

              (h) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.3 hereof, the Company will enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions; and

              (i) furnish to each seller of Registrable Securities covered by such registration statement a signed counterpart, addressed to such seller (and the underwriters, if any) of:

                  (i) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration involves an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to the sellers of such Registrable Securities (and the managing underwriter, if any); and

                  (ii) a "comfort" letter, dated the effective date of such registration statement (or, if such registration involves an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering such matters with respect to such registration statement as are customarily covered in accountants' letters delivered to the underwriters in underwritten offerings of securities as may reasonably be requested by the sellers of such Registrable Securities (and the managing underwriter, if any).

     1.8  Indemnification.

              (a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, each other such Holder, and each of their officers, directors, and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities or actions in respect thereof if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 1.8 exceed the proceeds from the offering received by such Holder.

          (c) Each party entitled to indemnification under this Section 1.8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnified Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event shall any contribution by a Holder under this Section 1.8 exceed the proceeds from the offering received by such Holder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f) The provisions of this Section 1.8 shall survive termination of this Agreement.

          1.9 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1.

          1.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders of the Series A Convertible Securities and the Series B Convertible Securities acting as a class, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to such Holders hereunder.

          1.11 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

                (a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

                (c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

          1.12 Transferor Assignment of Rights. The rights to cause the Company to register securities, the rights of first refusal and the rights of co-sale granted to a Holder by the Company under this Agreement may be transferred or assigned by a Holder to any transferee or assignee provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such rights are being transferred or assigned, and, provided further, that, with respect to rights to register securities, the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Section 1.

          1.13 Market-Stand-Off Agreement. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, a Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

                 (a) such agreement shall only apply to the first such registration statement of the Company, including securities to be sold on its behalf to the public in an underwritten offering; and

                 (b) all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities (including in any event, each of the Olims) are bound by and have entered into similar agreements.

          The obligations described in this Section 1.13 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

          1.14 Allocation of Registration Opportunities. In any circumstance in which all of the Registrable Securities and other shares of Common Stock of the Company (including without limitation shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and other selling stockholders requesting inclusion of shares in the following orders of priority:

                 (a) if the registration is pursuant to a request under Section
1.3 then first, pro rata among the Holders (excluding Other Investors and their permitted transferees other than Investors) on the basis of the number of shares of Registrable Securities held by such Holders; second, all securities that the Company proposes to sell for its own account; and third, pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by the remaining Holders and other selling stockholders;

                 (b) if the registration is a registration described in Section 1.4, then first, all securities that the Company proposes to sell for its own account; second, pro rata among the Holders on the basis of the number of shares of Registrable Securities held by such Holders; and third, pro rata on the basis of the number of Other Shares held by other selling stockholders; and

                (c) for all other registrations, then first, pro rata among the Holders on the basis of the number of shares of Registrable Securities held by such Holders; second, all securities that the Company proposes to sell for its own account; and third, pro rata on the basis of the number of Other Shares held by the other selling stockholders; provided, however, that each allocation in
Section 1.14(a), (b) and (c) shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration, if any Holder or other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedures, the remaining portion of his allocation shall be reallocated among those requesting Holders and other selling stockholders whose allocations did not satisfy their requests on the basis of the foregoing priority, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling stockholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights or to include securities owned by the Olims or any other shares of stock issued to employees, officers, directors, or consultants pursuant to the Company's 1996 Equity Compensation Plan, or with respect to registrations under Sections 1.6 or 1.9 hereof, in order to include in such registration securities registered for the Company's own account.

          1.15 Termination. The Holders rights to request registration pursuant to Sections 1.3(a)(i) and 1.6(a) shall expire six years after the effective date of a Qualified Public Offering.

2.   COVENANTS OF THE COMPANY

          The Company hereby covenants and agrees as follows:

          2.1 Right of First Refusal. The Company hereby grants to each Holder, the right of first refusal to purchase a Pro Rata Share of New Securities (as defined in this Section 2.3) which the Company may, from time to time, propose to sell and issue. Each Holder shall have a right of over-allotment such that if any Holder fails to exercise its right hereunder to purchase its share of New Securities, the other Holders may purchase the non-purchasing Holder's portion on a pro rata basis within ten (10) days from the date such non-purchasing Holder fails to exercise its right hereunder to purchase its share of New Securities. The right of first refusal in this Section
2.1 shall be subject to the following provisions:

               (a) "New Securities" shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) securities purchased under the Stock Purchase Agreement; (ii) securities issued upon conversion of the Shares; (iii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the

Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of any such entity;
(iv) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company; (v) securities issued to employees, consultants, officers or directors of the Company pursuant to the 1996 Equity Compensation Plan; (vi) Conversion Shares; (vii) securities issued upon exercise of the Agent Warrant;
(viii) securities issued in a Qualified Public Offering or pursuant to a registration under the Securities Act as a result of a request made pursuant to
Section 1.3; (ix) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; (x) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (ix) above.

                (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Holder shall have thirty
(30) days after any such notice is delivered to agree to purchase such Holder's share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

                (c) In the event the Holders fail to exercise fully the right of first refusal within said thirty (30) day period and after expiration of the 10-day period for the exercise of their over-allotment rights of this Section 2.1, the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agree ment) to sell the New Securities respecting which the Holders right of first refusal option set forth in this Section 2.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to Holders pursuant to Section 2.1(b). In the event the Company has not sold within said 60-day period or entered into an agreement to sell the New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Holders in the manner provided in this Section 2.1.

                (d) The rights of first refusal granted under this Agreement shall expire upon the consummation of a Qualified Public Offering.

3.    COVENANTS OF CERTAIN PARTIES.

          3.1 Termination. The parties hereto who are parties to the Shareholders Agreement and the 1996 Agreement hereby covenant and agree that the 1996 Agreement and

Sections 4.6 (excluding the third paragraph of Section 4.6(a) therein) 4.8 and
4.11 of the Shareholders' Agreement are hereby superseded and replaced in their entirety by this Agreement. All other provisions of the Shareholders' Agreement shall remain in full force and effect. In the event of any conflict between the terms of this Agreement and the Shareholders' Agreement, the terms of this Agreement shall control.

          3.2   Co-Sale.

                 (a) The Company and the Olims shall deliver to each Holder not less than sixty (60) days prior to the proposed closing date or the proposed effective date of any proposed sale, transfer, or conveyance of shares of the Common Stock by either of the Olims (any such proposed transaction, a "Shareholder Sale") a written notice (the "Sale Notice") which shall state (i) the name of the Person (the "Buyer") acquiring such shares of Common Stock and
(ii) the terms and conditions of such sale, including, the price, payment terms, number of shares of Common Stock to be sold, proposed closing date or proposed effective date of such transaction and that the consideration to be paid upon consummation of the Shareholder Sale is to be in cash or by promissory note. In connection with any Shareholder Sale, each Holder shall have the right (the "Co-Sale Right"), following the conversion of Shares and the exercise of warrants held by such Holder, to sell, at the same price and on the same terms as such proposed Shareholder Sale, such Holder's Pro Rata Co-Sale Share of Co-Sale Securities held by such Holder.

                 (b) Not less than thirty (30) days prior to the closing date or effective date of such proposed Shareholder Sale, each Holder electing to exercise Co-Sale Rights shall deliver to the Company and to each of the Olims a written notice setting forth the aggregate number of shares of Co-Sale Securities which such Holder elects to sell in connection with such Shareholder Sale.

                 (c) Subject to compliance by the Company and each of the Olims with the provisions of this Section 3.2, the Olims may consummate the Shareholder Sale on the terms and conditions set forth in the Sale Notice; provided that if such Shareholder Sale is not consummated within ninety (90) days of the date of the Sale Notice, the Company and each of the Olims must comply again with the provisions of this Section 3.2 with respect to such Shareholder Sale.

                 (d) The provisions of this Section 3.2 shall not apply to, and shall terminate, upon the consummation of a Qualified Public Offering.

          3.3 Key Person Life Insurance. The Company has as of the date hereof obtained from financially sound and reputable insurers policies of term life insurance on the life of Jason Olim in the amount of at least $2,000,000. Such policies name the Company as loss payee and shall not be cancelable without the prior approval of 90% of the Holders. The Company shall cause to be maintained such life insurance policies. The provisions of this Section 3.3 shall terminate upon the consummation of a Qualified Public Offering.

          3.4 Obligations. The Company and the Olims covenant that none of them will enter into any agreement that would restrict any of the Company and the Olims' ability to perform any of their obligations under this Agreement.

          3.5   Election of Directors.

                  (a) The Company and each of the Olims agree that, so long as the voting agreement set forth in this Section 3.5 remains in effect, and subject in all events to the applicable provisions of the Company's Articles as in effect from time to time, each of them shall take all action necessary from time to time (including, without limitation, the voting of Common Stock or preferred stock, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies on the Board, the waiving of notice and attendance at meetings) to maintain the membership of the Board as follows:

                      (i) The number of directors composing the Board shall be fixed at no more than eight (8) members, two of which shall have one-half vote each and either (A) six of which shall have one whole vote or (B) if and as so designated by Olims, two of which shall have two whole votes and four of which shall have one whole vote, each for all actions taken by the Board.

                      (ii) At all times that the Series A Preferred Stock outstanding is at least fifty percent (50%) of the Series A Preferred Stock issued and outstanding on the First Closing Date, the holders of Series A Preferred Stock ("Series A Holders") (acting by the consent of the Series A Holders holding a majority of the Series A Conversion Stock), shall have the right to designate one (1) person to serve as a director of the Company whom shall have one whole vote for all actions taken by the Board and shall be as designated in writing to the Company by the Series A Holders holding a majority of the Series A Conversion Stock.

                      (iii) At all times that the Series B Preferred Stock outstanding is at least fifty percent (50%) of the Series A Preferred Stock issued and outstanding on the last Subsequent Closing Date, the holders of Series B Preferred Stock and the Agent Warrant (collectively, the "Series B Holders") (acting by the consent of the Series B Holders holding a majority of the Series B Conversion Stock), shall have the right to designate one (1) person to serve as a director, whom shall have one whole vote for all actions taken by the Board and shall be as designated in writing to the Company by the Series B Holders holding a majority of the Series B Conversion Stock.

                  (b) The persons entitled to name a director pursuant to
Section 3.5(a) above are referred to in this Section 3.5 as the "Principals" with respect to that director. If Principals give notice at any time to the Company and the Olims that an individual then serving as a director of the Company at the designation of such Principals is no longer their designee, then the Company and the Olims shall take all action necessary to remove the director so designated.

                (c) If an individual designated under this Section 3.5 and then serving as a director of the Company dies, resigns or is removed as a director of the Company, then the Company and the Olims shall take all action in accordance with Section 3.5 necessary to elect as a director of the Company any individual newly designated by the Principals, if any, with respect to the director who died, resigned or was removed.

                (d) This Section 3.5 is intended to be a voting agreement within the meaning of Section 1768(b) of the Pennsylvania Business Corporation Law.

                (e) The Company agrees to reimburse each non-employee director for the reasonable out-of-pocket expenses incurred by such director in performing his or her services as a director of the Company, including expenses incurred in connection with attendance at meetings of the Board.

               (f) The parties acknowledge that upon the addition of the members to the Board pursuant to Sections 3.5 (a)(ii) and (iii) the Board will consist of 6 members, two of whom will have one-half vote for all actions taken by the Board, and that at such time the Olims will collectively possess only two of the five whole votes of the entire Board, despite owning in excess of 50% of the total voting capital stock of the Company. Therefore, upon any request by the Olims, the parties hereto shall take all action necessary (including, without limitation, the voting of common stock or preferred stock, the execution of written consents, the calling of special meetings, the filling of vacancies on the Board, the expansion of the number of members on the Board to such number permitted by the Company's Articles, the waiving of notice and attendance at meetings) so that either (i) the Olims will be entitled at their option to nominate two additional members to the Board, each of whom would be entitled to one whole vote on all actions taken by the Board or (ii) the voting rights attendant to the Board positions occupied by each of the Olims would be expanded from one whole vote to two whole votes on all actions taken by the Board.

               (g) The provisions of this Section 3.5 shall terminate upon the consummation of a Qualified Public Offering.

4.   MISCELLANEOUS.

          4.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Pennsylvania.

          4.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          4.3 Entire Agreement; Amendment; Waiver. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the holders of at least ninety percent (90%) of the Registrable Securities and any such amendment, waiver, discharge or termination shall be binding on all the Holders, but in no event shall the obligation of any Holder hereunder be materially increased, except upon the written consent of such Holder.

          4.4 Notices, etc. Notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personal by hand or nationally recognized courier addressed (a) if to a Holder, as indicated on the list of Holders attached hereto as Exhibit A, or at such other address as such holder or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at such address or facsimile number as the Company shall have furnished to each Holder in writing. All such notices and other written communications shall be effective on the date of mailing, facsimile transfer or delivery.

          4.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alterative.

          4.6 Rights; Separability. Unless otherwise expressly provided herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          4.7 Information Confidential. Each Holder acknowledges that the information received by them pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.

          4.8 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

          4.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement effective as of the day and year first above written.

                                   CDNOW, INC.


/s/ Jason Olim                     By: /s/ Jason Olim
Jason Olim


/s/ Matthew Olim                   Name: Jason Olim
Matthew Olim


/s/ Jeffrey McClusky               Title: President
Jeffrey McClusky


/s/ Anthony Lucenti                MBL ENTERTAINMENT, INC.
Anthony Lucenti


/s/ William Brennan                By: /s/ Jeffrey McClusky
William Brennan


/s/ Alan Meltzer                   Name:
Alan Meltzer                            ----------------------------------------


                                   Title:
                                         ---------------------------------------

KEYSTONE VENTURE IV, L.P.


By:  Keystone Venture IV Mgmt. Co., the G.P.
     of Keystone Venture IV, L.P.


By:  KVM IV MCGP, Inc., the G.P. of
     Keystone Venture IV Mgmt. Co.



By:  /s/ John R. Regan
     John R. Regan
     Vice President

                                   EXHIBIT A

                           ADDITIONAL SECURITYHOLDERS



GROTECH PARTNERS IV, L.P.

By: Grotech Capital Group IV, LLC, its
    General Partner


By: /s/ Patrick Kerins
    Patrick Kerins, Managing Director



ABS EMPLOYEES' VENTURE FUND
LIMITED PARTNERSHIP

By: Alex. Brown Investments, Inc., its
    General Partner


By: /s/ Mayo A. Shattuck, III
    Mayo A. Shattuck, III, President



ALEX.BROWN & SONS INCORPORATED


By: /s/ Thomas R. Hitchner
    Thomas R. Hitchner
    Managing Director